          AS FILED WITH THE COMMISSION ON NOVEMBER 19, 1996
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)


             Delaware                                 13-3386776
     -------------------------------       -----------------------------------
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)


               21557 Telegraph Road
               Southfield, Michigan                  48086-5008
     ----------------------------------------        ----------
     (Address of principal executive offices)        (zip code)


                Lear Corporation                    Lear Corporation
           Bargaining Hourly Umbrella            Non-Bargaining Hourly
             Retirement Savings Plan            Retirement Savings Plan


                           (Full title of the Plans)

--------------------------------------------------------------------------------

                             James H. Vandenberghe

                            Executive Vice President

                                Lear Corporation

                              21557 Telegraph Road

                        Southfield, Michigan 48086-5008
                        -------------------------------
                    (Name and address of agent for service)

                               (810)  746-1500
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities to participants in the 401(k) plans listed above will be effected pursuant to purchases in the open market.

                        CALCULATION OF REGISTRATION FEE

          -------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES   AMOUNT TO BE          OFFERING PRICE PER    AGGREGATE OFFERING   AMOUNT OF
TO BE REGISTERED (1)  REGISTERED (1)        SHARE (2)             PRICE (2)            REGISTRATION FEE
Common Stock, $.01
par value             200,000 shares        $35.8125              $7,162,500           $2,170.46
============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average high and low prices reported for shares of the Common Stock on the New York Stock Exchange Composite Tape on November 14, 1996, which was $35.8125.

                                    PART I.

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II


              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Lear Corporation (the "Company"), Lear Corporation Bargaining Hourly Umbrella Retirement Savings Plan (the "Bargaining Plan") and Lear Corporation Non-Bargaining Hourly Retirement Savings Plan (the "Non-Bargaining Plan"; and together with the Bargaining Plan, the "Plans") hereby incorporate the following documents herein by reference:

     (a) The Company's Annual Report on Form 10-K for year ended December 31, 1995;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996;

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1996;

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1996;

     (e) The Company's Current Report on Form 8-K dated May 22, 1996;

     (f) The Company's Current Report on Form 8-K dated June 27, 1996;

     (g) All other reports filed by the Company and the Plans pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after December 31, 1995; and

     (h) The description of the Company's Common Stock, $.01 par value, contained in the Company's registration statement on Form 8-A, as amended by Amendment No. 1 on Form 8-A/A filed on April 5, 1994, including any subsequent amendment or any report or other filing with the Securities and Exchange Commission (the "SEC") updating such description.

     In addition, all documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in any action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

        Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

        The certificate of incorporation of the Company provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL and the by-laws of the Company provide that the Company shall indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

        The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities. In addition, Lehman Brothers Inc. has agreed to indemnify David P. Spalding, James
A. Stern and Alan H. Washkowitz, each being a director of the Company and an officer or former officer of Lehman Brothers Inc., in connection with their service as directors of the Company.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.


ITEM 8.    EXHIBITS

        A list of exhibits is set forth on the Index to Exhibits.

        The Company hereby undertakes that it will submit or has submitted the Plans and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9. UNDERTAKINGS

       (a) The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 19th day of November, 1996.

                                                   LEAR CORPORATION

                                                   By: /s/ Kenneth L. Way
                                                      -------------------------
                                                   Kenneth L. Way
                                                   Chairman of the Board and
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth L. Way, Robert E. Rossiter and James H. Vandenberghe and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                        Title                                                             Date
---------                        ------                                                            -----
/s/ Kenneth L. Way               Chairman of the Board and Chief Executive Officer                 November 19, 1996
----------------------           (Principal Executive Officer)
Kenneth L. Way

/s/ Robert E. Rossiter           Director, President and Chief Operating Officer                   November 19, 1996
----------------------
Robert E. Rossiter

/s/ James H. Vanderghe           Director, Executive Vice President and Chief Financial            November 19, 1996
----------------------           Officer (Principal Financial and Principal Accounting
James H. Vandenberghe            Officer)


 /s/ Larry W. McCurdy            Director                                                          November 19, 1996
----------------------
Larry W. McCurdy

/s/ Gian Andrea Botta            Director                                                          November 19, 1996
----------------------
Gian Andrea Botta

/s/ Robert W. Shower             Director                                                          November 19, 1996
----------------------
Robert W. Shower

/s/ David P. Spalding            Director                                                          November 19, 1996
----------------------
David P. Spalding

/s/ James A. Stern               Director                                                          November 19, 1996
----------------------
James A. Stern

/s/ Alan H. Washkowitz           Director                                                          November 19, 1996
----------------------
Alan H. Washkowitz

     Pursuant to the requirements of the Securities Act, as amended, the undersigned (or other persons who administer the Plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Southfield, Michigan on November 19, 1996.


                            LEAR CORPORATION  BARGAINING HOURLY
                            UMBRELLA RETIREMENT SAVINGS PLAN
                            By: Lear Corporation, as Plan
                                 Administrator

                            By: /s/ Joseph F. McCarthy
                                -------------------------------
                            Name: Joseph F. McCarthy

                            Title: Vice President, Secretary and General Counsel


                            LEAR CORPORATION NON-BARGAINING
                            HOURLY RETIREMENT SAVINGS
                            PLAN
                            By: Lear Corporation, as Plan
                                 Administrator

                            By: /s/ Joseph F. McCarthy
                                ---------------------------------
                            Name: Joseph F. McCarthy

                            Title: Vice President, Secretary and General Counsel

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
4.1   Form of certificate for the Company's Common Stock, par value $.01 per share (filed as Exhibit 4.5 to the Company's Registration Statement on
      Form S-8 (No. 33-55783) and incorporated herein by reference)

23.1  Consent of Arthur Andersen LLP

23.2  Consent of Price Waterhouse LLP

24.1  Powers of Attorney (included on the signature page hereof)